INVESTMENT ADVISORY AGREEMENT
                                 QUINTARA FUNDS


     This AGREEMENT is made this as of the 31st day of January, 2002, by and between Quintara Funds, a Delaware Business Trust (the "Trust"), and Quintara Capital Management, a California Corporation (the "Adviser").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is authorized to create and currently consists of several separate series of shares, each series having its own investment objectives and policies; and

     WHEREAS,  the  Adviser  is  a  registered   investment  adviser  under  the
Investment Advisers Act of 1940, as amended, and engages in the business of providing investment management services; and

     WHEREAS, the Trust desires to retain the Adviser to render investment management services with respect to each series on whose behalf the Trust executes an Exhibit to this Agreement attached hereto and made a part of this Agreement (each a "Fund" and collectively the "Funds"), and the Adviser is willing to render such services on the following terms and conditions.

     NOW, THEREFORE, in consideration of mutual covenants recited below, the parties agree as follows:

1.   DUTIES OF THE TRUST.

     (a) The Trust, except as otherwise provided in this Agreement, is responsible for conducting its own business and affairs and for all necessary and incidental expenses and salaries including, but not limited to, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; preparation and filing of such forms as may be required by the various jurisdictions in which the
Trust's shares may be sold; preparation, printing and mailing of reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes, and state and federal registration fees.

     (b) In the conduct of the respective businesses of the parties and in the performance of this Agreement, the Trust and the Adviser may share facilities common to each, and such expenses shall be borne by the Adviser.

     (c) To the extent the Adviser incurs any costs by assuming expenses that are an obligation of the Trust as set forth herein, the Trust shall promptly reimburse the Adviser for such costs and expenses, except to the extent the Adviser has otherwise agreed to bear such expenses.

2.   DUTIES OF THE ADVISER.

     (a) The Trust employs the Adviser generally to manage the investment and reinvestment of the assets of the Funds. In so doing, the Adviser may hire one or more sub-advisers for each Fund to carry out the investment program of the Fund(s) (subject to the approval of the Trust's Board of Trustees and, except as otherwise permitted under the terms of any exemptive relief obtained by the Adviser or Trust from the U.S. Securities and Exchange Commission, or by rule or regulation, a majority of the outstanding voting securities of any affected Fund(s)). To the extent that the Adviser does hire any sub-adviser, it will thereafter continuously review, supervise and (where appropriate) administer the investment program of the Fund(s).

     (b) The Adviser will provide, or direct any sub-adviser to provide, to the Trust's administrator and the Trust records concerning the Adviser's and sub-adviser(s)' activities which the Trust is required to maintain, and to render regular reports to the Trust's administrator and to the Trust's officers and Trustees concerning the Adviser's and sub-adviser(s)' performance of the foregoing responsibilities. The retention of a sub-adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement.

     (c) The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for each such Fund set forth in the Trust's prospectus and statement of additional information, as amended from time to time (referred to collectively as the "Prospectus"), and applicable laws and regulations. The Trust will furnish the Adviser from time to time with copies of all amendments or supplements to the Prospectus, if any.

     (d) The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel (excluding the Sub-Advisory Fees for any sub-advisers) required by it to perform the services on the terms and for the compensation provided herein. The Adviser will not, however, pay for the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Trust.

     (e) The Adviser agrees to treat confidentially and as proprietary information of a Fund, any and all records relative to any Fund and prior, present, or potential shareholders, and will not use such records and/or information for any purpose other than performance of its responsibilities and duties under this Agreement.

3.   DELIVERY OF DOCUMENTS.

     (a) The Trust has furnished Adviser with copies properly certified or authenticated of each of the following and will furnish any amendments and restatements as they are effected:

          (i) The Trust's Declaration of Trust, as filed with the Secretary of the Trust (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

          (ii) ByLaws of the Trust (such ByLaws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "ByLaws");

          (iii) Prospectus(es) of the Fund(s).

     (b) The Adviser has furnished to the Trust, a copy of its Form ADV as filed with the U.S. Securities and Exchange Commission, and will furnish any amendment thereto as it may be effected.

4.   OTHER COVENANTS. The Adviser agrees that it:

     (a) will comply with all applicable Rules and Regulations of the U.S. Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

     (b) will place or will direct the sub-advisers to place orders pursuant to its/their investment determinations for the Fund(s) either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Adviser will, or will direct the sub-advisers to use its/their best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser (or any sub-adviser) shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction the Adviser (or any sub-adviser) may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to a Fund and/or other accounts over which the Adviser (or any sub-adviser) or an affiliate of the Adviser may exercise investment discretion. The Adviser (or any sub-adviser) is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser (or any sub-adviser) determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - - viewed in terms of that particular transaction or terms of the overall responsibilities of the Adviser (or any sub-adviser) to a Fund. In addition, the Adviser (or any sub-adviser) is authorized to allocate purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will any Fund's securities be purchased from or sold to the Adviser, any sub-adviser engaged with respect to that Fund, the Trust's principal underwriter, or any affiliated person of either the Trust, the Adviser, and sub-adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the U.S. Securities and Exchange Commission and the 1940 Act. The Adviser (and any sub-adviser) is also authorized to enter into brokerage/service arrangements with broker-dealers whereby certain broker-dealers agree to pay all or a portion of a Fund's custodian, administrative, transfer agency, and/or other fees in exchange for such Fund directing certain minimum brokerage amounts to such broker-dealer, if, and only if, the Adviser (or any sub-adviser) determines in good faith that such arrangement was reasonable - viewed in terms of that particular transaction or terms of the overall responsibilities of the Adviser (or sub-adviser) to a Fund.

5.   COMPENSATION OF THE ADVISER.

     (a) For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rate(s) equal to the amount and in the manner set forth on the applicable Exhibit for the Fund(s), attached hereto and made a part of this Agreement. Such compensation shall be calculated by applying a daily rate to the assets of each of the Funds, based on the annual percentage rates as specified in the applicable Exhibit for the Fund(s) and payable in arrears no later than the seventh business day following the end of each month. The fee shall be based on the average daily net assets for the month involved.

     (b) Any advisory fees, which may be charged by sub-advisers hired jointly by the Adviser and the Trust, are the sole obligation of the Trust.

     (c) If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

     (d) The Adviser may voluntarily or contractually agree to reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may similarly agree to make payments to limit expenses which are the responsibility of the Trust under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Adviser hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld shall be voluntarily reduced and any Fund expense paid by the Adviser voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the Fund to the Adviser in the first, second, or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction, or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Adviser has agreed.

6.   EXCESS EXPENSES.

     If the expenses for any Fund for any fiscal year (including fees and other amounts payable to the Adviser, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which Shares are qualified for offer and sale, the Adviser shall bear such excess cost.

     However, the Adviser will not bear expenses of the Trust or any Fund which would result in the Trust's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code. Payment of expenses by the Adviser pursuant to this Section 6 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a waiver of the Adviser's fees provided for hereunder, and such waiver shall be treated as a reduction in the purchase price of the Adviser's services.

7.   REPORTS.

     The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request. The Adviser further agrees to furnish to the Trust, if applicable, the same such documents and information pertaining to any sub-adviser as the Trust may reasonably request.

8.   STATUS OF THE ADVISER.

     The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. To the extent that the purchase or sale of securities or other investments of any issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this may adversely affect the price paid or received by the Trust or the size or position obtainable for or disposed by the Trust or any Fund.

9.   USE OF QUINTARA NAME.

     In accordance with the Trust's Declaration of Trust, in the event that the Adviser ceases to be the Trust's investment manager for any reason, the Trust will (unless the Adviser otherwise agrees in writing) take all necessary steps to cause the Trust to change to a name not including the word "Quintara" within a reasonable period of time, but not to exceed six months.

10.  CERTAIN RECORDS.

     Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser (or any sub-adviser) on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request. The Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

11.  LIMITATION OF LIABILITY OF THE ADVISER.

     The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall exercise due care and diligence, but shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful malfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Section 11, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

12.  PERMISSIBLE INTERESTS.

     Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise subject to the provisions of applicable law. All such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust's Prospectus as required by law. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser or any sub-adviser if approved by the Board of Trustees, subject to the rules and regulations of the U.S. Securities and Exchange Commission.

13.  DURATION AND TERMINATION.

     This Agreement, unless sooner terminated as provided herein, shall for each Fund listed on the applicable Exhibit for the Fund(s) attached hereto remain in effect from the date of execution of the applicable Exhibit or, if later, the date the initial capital to a series of the Trust is first provided (the "Effective Date"), until two years from the Effective Date, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Fund (except as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC); provided, however, that if the shareholders of any Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     As used in this Section 13, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the U.S. Securities and Exchange Commission.

14.  GOVERNING LAW.

     This Agreement shall be governed by the internal laws of the State of California, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act or any other applicable federal or state law or regulation.

15.  NOTICE.

     Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:                       To the Trust at:

Quintara Capital Management              Quintara Funds
157 Hagar Avenue                         157 Hagar Avenue
Piedmont CA  94611                       Piedmont CA  94611
Attn: Matthew L. Sadler                  Attn:  Matthew L. Sadler

16.  SEVERABILITY.

     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17.  ENTIRE AGREEMENT.

     This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     This instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

     No series of the Trust shall be liable for the obligations of any other series of the Trust. Without limiting the generality of the foregoing, the Adviser shall look only to the assets of a particular Fund for payment of fees for services rendered to that Fund.

     Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the U.S. Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

QUINTARA CAPITAL MANAGEMENT                  QUINTARA FUNDS


By:  /s/ Matthew L. Sadler                   By: /s/ Matthew L. Sadler
     ----------------------------------          -----------------------
     Matthew L. Sadler, President & CEO          Matthew L. Sadler, President


                                    EXHIBIT A
                                     to the
                          Investment Advisory Agreement
                                       for
                         Quintara Small Cap Growth Fund
                       (Separate Series of Quintara Funds)

     For all services rendered by the Adviser hereunder, the Trust shall pay the Adviser, on behalf of the above-named Fund, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee of the average daily net assets of the Fund will be paid according to the following schedule:

     0.40% if the Fund underperforms the Russell 2000 Growth Index by more than 100 basis points (annualized);

     0.50% if the Fund's performance falls below the Russell 2000 Growth Index by 100 basis points or less OR exceeds the Russell 2000 Growth Index by 100 basis points or less (annualized);

     0.60% if the Fund's performance exceeds the Russell 2000 Growth Index by more than 100 basis points (annualized).

     The fee will be set monthly, on or just after the last business day of the month, for the following month. The fee will be based on the annualized net performance of the Fund vs. the annualized performance of the Russell 2000 Growth Index. The measurement period will be the life of the fund, or 36 months, whichever is less, except during the first three full months of the fund. For the first three full months of the fund, the fee will be set at the mid-point, or 0.50%.


The Adviser:                                    The Trust:
QUINTARA CAPITAL MANAGEMENT                     QUINTARA FUNDS


By: /s/ Matthew L. Sadler                       By: /s/ Matthew L. Sadler
     ---------------------------------------        ----------------------------
        Matthew L. Sadler, President & CEO          Matthew L. Sadler, President



                                    EXHIBIT B
                                     to the
                          Investment Advisory Agreement
                                       for
                          Quintara Small Cap Value Fund
                       (Separate Series of Quintara Funds)

     For all services rendered by the Adviser hereunder, the Trust shall pay the Adviser, on behalf of the above-named Fund, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee of the average daily net assets of the Fund will be paid according to the following schedule:

     0.40% if the Fund underperforms the Russell 2000 Value Index by more than 100 basis points (annualized);

     0.50% if the Fund's performance falls below the Russell 2000 Value Index by 100 basis points or less OR exceeds the Russell 2000 Value Index by 100 basis points or less (annualized);

     0.60% if the Fund's performance exceeds the Russell 2000 Value Index by more than 100 basis points (annualized).

The fee will be set monthly, on or just after the last business day of the month, for the following month. The fee will be based on the annualized net performance of the Fund vs. the annualized performance of the Russell 2000 Value Index. The measurement period will be the life of the fund, or 36 months, whichever is less, except during the first three full months of the fund. For the first three full months of the fund, the fee will be set at the mid-point, or 0.50%.

THE ADVISER:                                       THE TRUST:
QUINTARA CAPITAL MANAGEMENT                        QUINTARA FUNDS


By:   /s/ Matthew L. Sadler                        By: /s/ Matthew L. Sadler
     ---------------------------------------       -----------------------------
      Matthew L. Sadler, President & CEO            Matthew L. Sadler, President



                                   SCHEDULE 1
                        Investment Management Guidelines
                         Quintara Small Cap Growth Fund

     The Fund should be managed in accordance with the guidelines established in the Prospectus and SAI, and be managed in accordance with the following specific guidelines:

1.   Investment Objective

     The objective of the Fund is capital appreciation over the long term. Under normal market conditions, the Fund will invest at least 80% of its net assets (including amounts borrowed for investment purposes) in the securities of small capitalization companies. If the Small Cap Growth Fund changes this investment policy, it will notify its Adviser at least 60 days in advance of the change. If there is a change in the investment policy of the fund, and if the Adviser has hired Sub-Advisers, the Adviser will promptly notify the Sub-Adviser.

     The investment in equity securities may include common and preferred stocks. The Fund may also invest up to 15% of its assets in American Depositary Receipts ("ADRs"). ADRs are equity securities traded on U.S. exchanges, including NASDAQ, that are generally issued by banks or trust companies to evidence ownership of foreign equity securities.

     All purchases for the Fund must be made in the equities of companies that have market capitalization of $2 billion or less. In addition, the Adviser, or Sub-Advisers hired by the Adviser, is to manage the money in a manner consistent with investing in value stocks. The Fund will seek to remain in the Small Cap Growth portion of the Morningstar Style Box. To do so, the Adviser may be required to reduce the Fund's exposure to stocks that fail to be defined by Morningstar as "growth stocks". In addition, the Adviser may be required to reduce the Fund's exposure to stocks that exceed $2 billion market capitalization. The Fund must maintain at least 80% of its assets in stocks with $2 billion or less in market capitalization at the time of investment. In the case where less than 80% of the Fund's assets fall below $2 billion in market capitalization, the Adviser will be required to reduce their portfolios' exposure to be in compliance.

Exceptions: Cash & Cash Equivalents may be purchased. Also, stocks that had been purchased by no longer fit the "small-cap growth" definition may continue to be held at the discretion of the Adviser. The Adviser should not make any additional purchases into stocks that are outside of the definition, although reinvestments of dividends are allowed.

2.   Allowable Investments

     Fund Assets should consist primarily of small-capitalization common or preferred equity securities traded on one of the major US exchanges. The following instruments are allowed:

o Common stock; preferred stock; rights; warrants; restricted or illiquid securities (15% of portfolio maximum); foreign equity traded as ADRs; when-issued securities; non-speculative option transactions; and

     Cash & Cash Equivalents: US Government Obligations; Bank Obligations; Repurchase and Reverse Repurchase Agreements; Commercial Paper; Money Market Funds.

3.   Portfolio Characteristics

     All purchases, other then Cash & Cash Equivalents, must be the equities of companies who fall in the defined universe of Small Cap Growth stocks. Established positions may be held even if they no longer fit the definitions. However, no purchases may be made in these non-conforming stocks, other than the reinvestment of dividends. The Cash & Cash Equivalents may not exceed 20% of the portfolio.

4.   Prohibited Investments

     All other investments not specifically  listed as Allowable  Investments in
Schedule 1.

5.   Reporting and Notification

     The Trustees of the Fund have the right to a review with the Adviser and with any sub-adviser at their discretion. Finally, all copies of trading tickets should be forwarded to the fund and/or its agent.

6.   Guideline Review

     Adviser shall be responsible for reviewing these guidelines with the portfolio manager(s) at least annually to assure that they remain appropriate.

     Notwithstanding anything to the contrary in this Agreement, in the event of a conflict between this Schedule 1 and the Quintara Funds' registration statement filed with the SEC, as amended and supplemented from time to time (collectively, the "Prospectus"), the term of the Prospectus shall govern.



                                   SCHEDULE 2
                        Investment Management Guidelines
                          Quintara Small Cap Value Fund

     The Fund should be managed in accordance with the guidelines established in the Prospectus and SAI, and be managed in accordance with the following specific guidelines:

1.   Investment Objective

     The objective of the Fund is capital appreciation over the long term. Under normal market conditions, the Fund will invest at least 80% of its net assets (including amounts borrowed for investment purposes) in the securities of small capitalization companies. If the Small Cap Value Fund changes this investment policy, it will notify its Adviser at least 60 days in advance of the change. If there is a change in the investment policy of the fund, and if the Adviser has hired Sub-Advisers, the Adviser will promptly notify the Sub-Adviser.

     The investment in equity securities may include common and preferred stocks. The Fund may also invest up to 15% of its assets in American Depositary Receipts ("ADRs"). ADRs are equity securities traded on U.S. exchanges, including NASDAQ, that are generally issued by banks or trust companies to evidence ownership of foreign equity securities.

     All purchases for the Fund must be made in the equities of companies that have market capitalization of $2 billion or less. In addition, the Adviser, or Sub-Advisers hired by the Adviser, is to manage the money in a manner consistent with investing in value stocks. The Fund will seek to remain in the Small Cap Value portion of the Morningstar Style Box. To do so, the Adviser may be required to reduce the Fund's exposure to stocks that fail to be defined by Morningstar as "value stocks". In addition, the Adviser may be required to reduce the Fund's exposure to stocks that exceed $2 billion market capitalization. The Fund must maintain at least 80% of its assets in stocks with $2 billion or less in market capitalization at the time of investment. In the case where less than 80% of the Fund's assets fall below $2 billion in market capitalization, the Adviser will be required to reduce their portfolios' exposure to be in compliance.

Exceptions: Cash & Cash Equivalents may be purchased. Also, stocks that had been purchased by no longer fit the "small-cap value" definition may continue to be held at the discretion of the Adviser. The Adviser should not make any additional purchases into stocks that are outside of the definition, although reinvestment of dividends are allowed.

2.   Allowable Investments

     Fund Assets should consist primarily of small-capitalization common or preferred equity securities traded on one of the major US exchanges. The following instruments are allowed:

o Common stock; preferred stock; rights; warrants; restricted or illiquid securities (15% of portfolio maximum); foreign equity traded as ADRs; when-issued securities; non-speculative option transactions; and

     Cash & Cash Equivalents: US Government Obligations; Bank Obligations; Repurchase and Reverse Repurchase Agreements; Commercial Paper; Money Market Funds.

3.   Portfolio Characteristics

     All purchases, other then Cash & Cash Equivalents, must be the equities of companies who fall in the defined universe of Small Cap Value stocks. Established positions may be held even if they no longer fit the definitions. However, no purchases may be made in these non-conforming stocks, other than the reinvestment of dividends. The Cash & Cash Equivalents may not exceed 20% of the portfolio.

4.   Prohibited Investments

     All other investments not specifically  listed as Allowable  Investments in
Schedule 2.

5.   Reporting and Notification

     The Trustees of the Fund have the right to a review with the Adviser and with any sub-adviser at their discretion. Finally, all copies of trading tickets should be forwarded to the fund and/or its agent.

6.   Guideline Review

     Adviser shall be responsible for reviewing these guidelines with the portfolio manager(s) at least annually to assure that they remain appropriate.

     Notwithstanding anything to the contrary in this Agreement, in the event of a conflict between this Schedule 2 and the Quintara Funds' registration statement filed with the SEC, as amended and supplemented from time to time (collectively, the "Prospectus"), the term of the Prospectus shall govern.